Exhibit 23

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57385 and 333-57387) of JWGensis Financial Corp. of our report dated March 26, 1999, appearing on page F-2 of this Form 10-K.




/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
April 1, 1999